UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2017

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 775-0515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

Section 5 – Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported in Item 5.07, at our annual meeting of shareholders held on June 15, 2017, our shareholders approved an amendment to our Employee Stock Option Plan that made an additional 1,200,000 shares of our common stock available for sale or the grant of stock options or restricted stock awards.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

Our 2017 annual meeting of shareholders was held on June 15, 2017. At the meeting our shareholders elected seven directors to serve until the next annual meeting and until their successors are duly elected and qualified. Our shareholders also ratified the Board of Directors’ selection of OUM & Co. LLP as our independent registered public accountants to audit our financial statements for the current fiscal year, and approved an amendment to our Employee Stock Option Plan to make 1,200,000 additional shares of common stock available for sale or the grant of stock options or restricted stock awards.

There were 29,368,498 shares of OncoCyte common stock outstanding and eligible to vote at the annual meeting as of the close of business on April 17, 2017, the record date for determining shareholders entitled to vote at the meeting. There were 27,364,389 shares, or 93.18% of the voting power, represented at the meeting, either in person or by proxy. The following tables show the votes cast by our shareholders and any abstentions with respect to the matters presented to shareholders for a vote at the meeting. Information is also provided as to broker non-votes. A “broker non-vote” occurs when a shareholder whose shares are held in “street name” in a brokerage account or similar account does not instruct the shareholder’s broker or other nominee in whose name the shares are registered how to vote on a matter as to which brokers and nominees are not permitted to vote without instructions from their client. Brokers were not permitted under applicable rules of the New York Stock Exchange and the NYSE MKT to vote in the election of directors or to vote for approval of the amendment of our Employee Stock Option Plan, but were permitted to vote for approval of the appointment of our independent registered public accountants.

Election of Directors

Each of the following directors was elected by the following vote:

Nominee	Votes For	Votes Withheld
William Annett	25,068,220	143,414
Andrew Arno	24,969,288	242,346
Don M. Bailey	25,060,376	151,258
Alfred D. Kingsley	25,067,865	143,769
Andrew J. Last	24,970,330	241,304
Aditya P. Mohanty	25,059,776	151,858
Cavan Redmond	24,970,370	241,264

In addition, there were 2,152,755 broker non-votes with respect to the election of directors.

Ratification of Appointment of Independent Registered Public Accountants

The appointment of OUM & Co. LLP as our independent registered public accountants for the fiscal year ending December 31, 2017 was ratified by the following vote:

Shares Voted
For	27,237,704
Against	12,863
Abstain	113,822

There were no broker non-votes on this matter.

Amendment of our Employee Stock Option Plan

An amendment of our Employee Stock Option Plan to make an additional 1,200,000 shares of common stock available for sale or the grant of stock options or restricted stock awards was approved by the following vote:

Shares Voted
For	21,518,597
Against	3,665,905
Abstain	27,132

There were 2,152,755 broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: June 21, 2017	By:	/s/ William Annett
William Annett
President and Chief Executive Officer